IMMEDIATE RELEASE

TOWNSQUARE REPORTS THIRD QUARTER 2026 RESULTS

Q3 Digital Advertising Revenue YoY Growth Accelerates to 13%
Digital Represents 57% of September YTD Net Revenue and 56% of Segment Profit

Purchase, NY – November 4, 2026 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the “Company,” “we,” “us” or “our”) announced today its financial results for the third quarter ended September 30, 2026.

“Townsquare’s third quarter results reflect the continued strength of our Digital Advertising platform,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Third quarter net revenue of $110.9 million increased 3.9% year-over-year and exceeded our guidance range, Adjusted EBITDA of $22.6 million increased 2.7% year-over-year and was within our guidance range, and net loss narrowed by $1.5 million year-over-year to $4.0 million. These results were driven by the growth of Townsquare Ignite, our Digital Advertising business, and by political revenue that is tracking ahead of our expectations. Digital Advertising net revenue grew 12.7% year-over-year, accelerating for the third consecutive quarter, led by programmatic revenue growth of 22.5%. Our Media Partnerships business now serves 18 partners and extends our digital programmatic advertising platform to 122 markets across the United States, and we expect Media Partnerships revenue to more than double in 2026. In addition, Townsquare Interactive delivered strong profitability, with Segment Profit margins of 36% in Q3, as we rebuild and grow our sales team.”

Mr. Wilson continued, “At the same time, we want to be candid about the challenges we face. Our local clients continue to feel pressure from higher operating costs and interest rates, and they are scrutinizing every marketing dollar, particularly those spent on traditional media. Excluding political, Broadcast Advertising net revenue declined 5.2% in the third quarter. We expect those declines to deepen in the fourth quarter, partly as political advertising crowds out other inventory. In addition, while Townsquare Interactive’s profit remains strong, lower-than-anticipated sales velocity means it will not return to sequential revenue growth in Q4 2026 as we had projected.”

“Given these challenges, and the meaningful direct impact of higher interest rates on our floating-rate debt, we have made the decision, together with our Board, to suspend our quarterly dividend,” concluded Mr. Wilson, “We do not believe that the market is ascribing value to the dividend and we believe this cash can generate greater value for shareholders elsewhere. Suspending the dividend will preserve approximately $14 million of cash annually, which we will use for general corporate liquidity and to opportunistically pursue higher-return opportunities. We believe this is the prudent course for Townsquare and our stakeholders, and that it positions us to continue investing in our digital growth engine while strengthening our financial flexibility.”

In November 2026, the Company's Board of Directors approved the suspension of its quarterly cash dividend in order to redirect capital toward general corporate liquidity and strategic growth opportunities. The previously declared quarterly dividend of $0.20 per share was paid on November 2, 2026 to stockholders of record as of October 26, 2026. Any future declaration of dividends will be at the discretion of the Board of Directors.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Third Quarter Results*
•As compared to the third quarter of 2025:
•Net revenue increased 3.9%, and 1.4% excluding political
•Net loss decreased $1.5 million to a net loss of $4.0 million
•Adjusted EBITDA increased 2.7%, and decreased 7.9% excluding political
•Total Digital net revenue increased 6.0%
•Digital Advertising net revenue increased 12.7%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 8.5%
•Total Digital Segment Profit decreased 1.1%
•Digital Advertising Segment Profit decreased 1.7%
•Subscription Digital Marketing Solutions Segment Profit decreased 0.2%
•Broadcast Advertising net revenue increased 0.4%, and decreased 5.2% excluding political
•Broadcast Advertising Segment Profit increased 9.0%
•Net loss per diluted share was $(0.23) and Adjusted Net Income per diluted share was $0.12

Year-to-Date Highlights*
•As compared to the nine months ended September 30, 2025:
•Net revenue increased 0.7%, and decreased 0.4% excluding political
•Net loss increased $37.8 million to a net loss of $42.8 million
•Adjusted EBITDA decreased 4.2%, and 8.9% excluding political
•Total Digital net revenue increased 4.3%
•Digital Advertising net revenue increased 10.3%
•Subscription Digital Marketing Solutions net revenue decreased 8.3%
•Total Digital Segment Profit decreased 1.4%
•Digital Advertising Segment Profit decreased 2.0%
•Subscription Digital Marketing Solutions Segment Profit decreased 0.4%
•Broadcast Advertising net revenue decreased 3.8%, and 6.4% excluding political
•Broadcast Advertising Segment Profit decreased 2.7%
•Net loss per diluted share was $(2.47) and Adjusted Net Income per diluted share was $0.18
*See below for discussion of non-GAAP measures.

Guidance
For the fourth quarter of 2026, net revenue is expected to be between $107 million and $109 million, and Adjusted EBITDA is expected to be between $23 million and $25 million.

For the full year 2026, net revenue is expected to be between $430 million and $432 million, and Adjusted EBITDA is expected to be between $87 million and $89 million, both within our original guidance ranges.

Quarter Ended September 30, 2026 Compared to the Quarter Ended September 30, 2025

Net Revenue
Net revenue for the three months ended September 30, 2026 increased $4.2 million, or 3.9%, as compared to the same period in 2025. Digital Advertising net revenue increased $5.1 million, or 12.7%, due to increases in the purchases of advertising by our clients. Other net revenue increased $0.5 million, or 51.8%, due to the timing of certain events in the current period as compared to the same period a year ago, and Broadcast Advertising net revenue increased $0.2 million, or 0.4%, due to an increase in political revenue. These increases were partially offset by a $1.6 million, or 8.5%, decrease in Subscription Digital Marketing Solutions net revenue, due to reduced sales velocity as a result of lower sales headcount.

Excluding political revenue of $2.9 million and $0.2 million for the three months ended September 30, 2026 and 2025, respectively, net revenue increased $1.5 million, or 1.4%, to $108.0 million. Digital Advertising net revenue increased $5.0 million, or 12.4%, to $45.2 million, and Broadcast Advertising net revenue decreased $2.4 million, or 5.2%, to $44.4 million.

Net Loss
For the three months ended September 30, 2026, we reported a net loss of $4.0 million, a decrease of $1.5 million or 27.5%, as compared to a net loss of $5.5 million in the same period in 2025. The decrease was primarily due to a $5.8 million decrease in transaction and business realignment costs, a $0.9 million increase in income tax benefit, a $0.7 million decrease in interest expense, net, a $0.7 million favorable change in other (income) expense, net, and a $0.7 million increase in segment profit, partially offset by a $5.0 million increase in total non-cash impairment charges and a $1.6 million decrease in net gain on sales and retirement of assets. Adjusted Net Income increased $1.4 million, or 168.8%, to $2.3 million, as compared to $0.9 million for the same period of 2025.

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2026 increased $0.6 million, or 2.7%, to $22.6 million, as compared to $22.0 million for the same period in 2025. Adjusted EBITDA (Excluding Political) decreased $1.7 million, or 7.9%, to $20.1 million, as compared to $21.9 million for the same period in 2025.

Nine Months Ended September 30, 2026 Compared to the Nine Months Ended September 30, 2025

Net Revenue
Net revenue for the nine months ended September 30, 2026 increased $2.2 million, or 0.7%, as compared to the same period in 2025. Digital Advertising net revenue increased $12.3 million, or 10.3%, due to increases in the purchases of advertising by our clients. This increase was partially offset by a $5.2 million, or 3.8%, decrease in Broadcast Advertising net revenue due to decreases in the purchases of advertising by our clients, a $4.7 million, or 8.3%, decrease in Subscription Digital Marketing Solutions net revenue due to reduced sales velocity, and a $0.2 million, or 2.6%, decrease in Other net revenue.

Excluding political revenue of $4.9 million and $1.3 million for the nine months ended September 30, 2026 and 2025, respectively, net revenue decreased $1.4 million, or 0.4%, to $318.2 million, Broadcast Advertising net revenue decreased $8.8 million, or 6.4%, to $127.7 million, and Digital Advertising net revenue increased $12.2 million, or 10.3%, to $131.6 million.

Net Loss
For the nine months ended September 30, 2026, we reported a net loss of $42.8 million, an increase of $37.8 million as compared to a net loss of $5.0 million in the same period last year. The increase in net loss was primarily due to a $38.7 million increase in total non-cash impairment charges, a $7.2 million decrease in net gain on sales and retirement of assets and a $2.8 million decrease in segment profit. These amounts were partially offset by a $6.3 million decrease in transaction and business realignment costs, a $1.7 million decrease in income tax provision, and the absence of a $1.2 million loss on the early extinguishment of debt recognized in 2025. Adjusted Net Income decreased $0.3 million to $3.3 million, as compared to $3.6 million for the same period in 2025.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2026 decreased $2.8 million, or 4.2%, to $63.8 million, as compared to $66.6 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $5.9 million, or 8.9%, to $59.6 million, as compared to $65.5 million for the same period in 2025.

Liquidity and Capital Resources
As of September 30, 2026, we had a total of $4.6 million of cash and cash equivalents and $467.5 million of outstanding indebtedness, representing 5.48x and 5.43x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended September 30, 2026 of $85.3 million.

The table below presents a summary, as of October 30, 2026, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	16,922,126	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	18,237,422
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2026 financial results and 2026 guidance on Wednesday, November 4, 2026 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 11, 2026. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1140294. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results-based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SaaS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition, artificial intelligence and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies (including artificial intelligence) and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us, tariffs and other factors discussed in our Quarterly Report on Form 10-Q in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under “Risk Factors” in our 2025 Annual Report on Form 10-K, for the year ended December 31, 2025, filed with the SEC on March 16, 2026, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this press release are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net (loss) income before the deduction of income taxes, interest expense, net, (gain) loss on repayments and extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net (gain) loss on sale and retirement of assets and other expense (income), net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, net (gain) loss on sale and retirement of assets, (gain) loss on repayments and extinguishment of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2026, divided by our Adjusted EBITDA for the twelve months ended September 30, 2026. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of net, (gain) loss on repayments and extinguishment of debt, transaction costs, net (gain) loss on sale and retirement of assets, business realignment costs and impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$4,610	$4,759
Accounts receivable, net of allowance for credit losses of $5,296 and $4,979, respectively	57,646	52,048
Prepaid expenses and other current assets	14,906	12,582
Total current assets	77,162	69,389
Property and equipment, net	107,867	110,043
Intangible assets, net	109,156	155,047
Goodwill	147,590	147,590
Investments	837	725
Operating lease right-of-use assets, net	42,273	45,099
Other assets	582	667
Restricted cash	323	58
Total assets	$485,790	$528,618
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,927	$6,895
Current portion of long-term debt	13,143	11,750
Deferred revenue	9,170	8,737
Accrued compensation and benefits	9,880	11,486
Accrued expenses and other current liabilities	26,039	30,886
Operating lease liabilities, current	7,631	7,688
Accrued interest	4,684	4,791
Total current liabilities	74,474	82,233
Long-term debt, net of discount and deferred finance costs of $20,849 and $24,429, respectively	433,543	421,247
Deferred tax liability	16,854	16,763
Operating lease liabilities, net of current portion	39,899	42,101
Other long-term liabilities	5,895	7,266
Total liabilities	570,665	569,610
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 17,887,525 and 16,180,932 shares issued, and 16,922,126 and 15,215,533 outstanding, respectively	179	162
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	192	175
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,200)	(11,203)
Additional paid-in capital	332,338	319,818
Accumulated deficit	(408,562)	(353,195)
Non-controlling interest	2,357	3,413
Total stockholders’ deficit	(84,875)	(40,992)
Total liabilities and stockholders’ deficit	$485,790	$528,618

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$110,948	$106,759	$323,082	$320,882
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	82,270	78,758	242,357	237,403
Depreciation and amortization	4,861	4,646	14,340	13,619
Corporate expenses	6,073	5,985	16,947	16,905
Stock-based compensation	3,099	3,066	10,132	11,044
Transaction and business realignment costs	1,063	6,891	4,377	10,718
Impairment of intangible assets, goodwill and long-lived assets	8,100	3,098	43,331	4,598
Net gain on sales and retirement of assets	(22)	(1,621)	(340)	(7,524)
Total operating costs and expenses	105,444	100,823	331,144	286,763
Operating income (loss)	5,504	5,936	(8,062)	34,119
Other expense:
Interest expense, net	11,934	12,606	34,693	35,497
(Gain) loss on extinguishment of debt	—	(247)	—	1,205
Other (income) expense, net	(530)	135	(371)	226
Loss from operations before tax	(5,900)	(6,558)	(42,384)	(2,809)
Income tax (benefit) provision	(1,914)	(1,060)	451	2,191
Net loss	$(3,986)	$(5,498)	$(42,835)	$(5,000)

Net (loss) income attributable to:
Controlling interests	$(4,146)	$(5,902)	$(43,348)	$(6,317)
Non-controlling interests	160	404	513	1,317
Net loss	$(3,986)	$(5,498)	$(42,835)	$(5,000)

Basic loss per share	$(0.23)	$(0.36)	$(2.47)	$(0.39)

Diluted loss per share	$(0.23)	$(0.36)	$(2.47)	$(0.39)

Weighted average shares outstanding:
Basic	18,028	16,299	17,559	16,139
Diluted	18,028	16,299	17,559	16,139

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(42,835)	$(5,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,340	13,619
Amortization of debt discount and deferred financing costs	3,758	3,258
Non-cash lease income	(561)	(1,190)
Net deferred taxes and other	91	1,666
Allowance for credit losses	3,408	2,796
Stock-based compensation expense	10,132	11,044
Loss on extinguishment of debt	—	1,205
Trade and barter activity, net	(1,881)	(1,141)
Impairment of intangible assets, goodwill and long-lived assets	43,331	4,598
Net gain on sales and retirements of assets	(340)	(7,524)
Amortization of content rights	1,109	1,109
Change in content rights liabilities	(1,483)	(1,280)
Other	1,693	1,690
Changes in assets and liabilities
Accounts receivable	(8,606)	2,775
Prepaid expenses and other assets	(1,254)	(1,762)
Accounts payable	(2,995)	4,501
Accrued expenses and other current liabilities	(4,994)	(4,087)
Accrued interest	(107)	(8,522)
Other long-term liabilities	94	254
Net cash provided by operating activities	12,900	18,009

Cash flows from investing activities:
Purchases of property and equipment	(9,895)	(11,820)
Net proceeds from sales of assets and investment related transactions	836	8,412
Proceeds from insurance recoveries	54	17
Net cash used in investing activities	(9,005)	(3,391)

Cash flows from financing activities:
Repayment of 2026 Notes	—	(467,436)
Proceeds from Term Loan	—	446,400
Voluntary repayments of Term Loan	—	(5,185)
Fixed quarterly repayments of Term Loan	(8,813)	(5,875)
Deferred financing costs	—	(4,692)
Borrowings under the revolving credit facility	18,000	18,000
Repayment of borrowings under the revolving credit facility	—	(13,000)
Dividend payments	(10,864)	(9,828)
Proceeds from stock options exercised	534	853
Shares withheld in lieu of employee tax withholding	—	(1,496)
Withholding from shares issued under ESPP	361	596
Cash distribution to non-controlling interests	(1,569)	(1,299)
Repayments of capitalized obligations	(1,428)	(1,112)
Net cash used in financing activities	(3,779)	(44,074)

Cash and cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	116	(29,456)
Beginning of period	4,817	32,990
End of period	$4,933	$3,534

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$30,932	$40,722
Income and Franchise taxes	559	908

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$4,025	$3,524
Accrued Financing Costs	—	833
Property and equipment acquired in exchange for advertising (1)	1,240	1,779
Accrued capital expenditures	101	132
Investment rights acquired in exchange for advertising	112	—
Financed equipment purchases	864	—

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$8,484	$9,054
Right-of-use assets obtained in exchange for operating lease obligations	3,945	5,500

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,610	$3,211
Restricted cash	323	323
	$4,933	$3,534
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the nine months ended September 30, 2026 and 2025, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Digital Advertising	$45,348	$40,228	12.7%	$131,833	$119,517	10.3%
Subscription Digital Marketing Solutions	17,071	18,649	(8.5)%	51,747	56,438	(8.3)%
Broadcast Advertising	47,186	46,997	0.4%	132,344	137,581	(3.8)%
Other	1,343	885	51.8%	7,158	7,346	(2.6)%
Net revenue	110,948	106,759	3.9%	323,082	320,882	0.7%
Digital Advertising expenses	36,861	31,590	16.7%	104,947	92,082	14.0%
Subscription Digital Marketing Solutions expenses	10,875	12,442	(12.6)%	33,196	37,812	(12.2)%
Broadcast Advertising expenses	32,622	33,633	(3.0)%	96,353	100,583	(4.2)%
Other expenses	1,912	1,093	74.9%	7,861	6,926	13.5%
Direct operating expenses	82,270	78,758	4.5%	242,357	237,403	2.1%
Depreciation and amortization	4,861	4,646	4.6%	14,340	13,619	5.3%
Corporate expenses	6,073	5,985	1.5%	16,947	16,905	0.2%
Stock-based compensation	3,099	3,066	1.1%	10,132	11,044	(8.3)%
Transaction and business realignment costs	1,063	6,891	(84.6)%	4,377	10,718	(59.2)%
Impairment of intangible assets, goodwill and long-lived assets	8,100	3,098	161.5%	43,331	4,598	842.4%
Net gain on sales and retirements of assets	(22)	(1,621)	(98.6)%	(340)	(7,524)	(95.5)%
Total operating costs and expenses	105,444	100,823	4.6%	331,144	286,763	15.5%
Operating income (loss)	5,504	5,936	(7.3)%	(8,062)	34,119	**
Other expense:
Interest expense, net	11,934	12,606	(5.3)%	34,693	35,497	(2.3)%
(Gain) loss on extinguishment of debt	—	(247)	(100.0)%	—	1,205	(100.0)%
Other (income) expense, net	(530)	135	**	(371)	226	**
Loss from operations	(5,900)	(6,558)	(10.0)%	(42,384)	(2,809)	1,408.9%
Income tax (benefit) provision	(1,914)	(1,060)	80.6%	451	2,191	(79.4)%
Net loss	$(3,986)	$(5,498)	(27.5)%	$(42,835)	$(5,000)	756.7%
**Not meaningful

The following table presents Net revenue by segment and Segment Profit for the three and nine months ended September 30, 2026, and 2025, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2026	2025	% Change	2026	2025	% Change
Digital Advertising	$45,348	$40,228	12.7%	$131,833	$119,517	10.3%
Subscription Digital Marketing Solutions	17,071	18,649	(8.5)%	51,747	56,438	(8.3)%
Digital	62,419	58,877	6.0%	183,580	175,955	4.3%
Broadcast Advertising	47,186	46,997	0.4%	132,344	137,581	(3.8)%
Other	1,343	885	51.8%	7,158	7,346	(2.6)%
Net revenue	$110,948	$106,759	3.9%	$323,082	$320,882	0.7%
Digital Advertising	$8,487	$8,638	(1.7)%	$26,886	$27,435	(2.0)%
Subscription Digital Marketing Solutions	6,196	6,207	(0.2)%	18,551	18,626	(0.4)%
Digital	14,683	14,845	(1.1)%	45,437	46,061	(1.4)%
Broadcast Advertising	14,564	13,364	9.0%	35,991	36,998	(2.7)%
Other	(569)	(208)	173.6%	(703)	420	**
Segment Profit	$28,678	$28,001	2.4%	$80,725	$83,479	(3.3)%
**Not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2026, and 2025, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2026	2025	% Change	2026	2025	% Change
Digital Advertising	$45,348	$40,228	12.7%	$131,833	$119,517	10.3%
Subscription Digital Marketing Solutions	17,071	18,649	(8.5)%	51,747	56,438	(8.3)%
Digital	62,419	58,877	6.0%	183,580	175,955	4.3%
Broadcast Advertising	47,186	46,997	0.4%	132,344	137,581	(3.8)%
Other	1,343	885	51.8%	7,158	7,346	(2.6)%
Net revenue	$110,948	$106,759	3.9%	$323,082	$320,882	0.7%
Digital Advertising political revenue	141	14	907.1%	251	172	45.9%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Broadcast Advertising political revenue	2,763	155	1,682.6%	4,639	1,120	314.2%
Other political revenue	—	—	—	—	—	—
Political revenue	$2,904	$169	1,618.3%	$4,890	$1,292	278.5%
Digital Advertising net revenue (ex. political)	45,207	40,214	12.4%	131,582	119,345	10.3%
Subscription Digital Marketing Solutions net revenue (ex. political)	17,071	18,649	(8.5)%	51,747	56,438	(8.3)%
Digital net revenue (ex. political)	62,278	58,863	5.8%	183,329	175,783	4.3%
Broadcast Advertising net revenue (ex. political)	44,423	46,842	(5.2)%	127,705	136,461	(6.4)%
Other net revenue (ex. political)	1,343	885	51.8%	7,158	7,346	(2.6)%
Net revenue (ex. political)	$108,044	$106,590	1.4%	$318,192	$319,590	(0.4)%

The following table reconciles net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2026, and 2025, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2026	2025	2026	2025
Net loss	$(3,986)	$(5,498)	$(42,835)	$(5,000)
Income tax (benefit) provision	(1,914)	(1,060)	451	2,191
Loss from operations before taxes	(5,900)	(6,558)	(42,384)	(2,809)
Transaction and business realignment costs	1,063	6,891	4,377	10,718
Impairment of intangible assets, goodwill and long-lived assets	8,100	3,098	43,331	4,598
Net gain on sales and retirements of assets	(22)	(1,621)	(340)	(7,524)
(Gain) loss on extinguishment of debt	—	(247)	—	1,205
Gain on insurance recoveries	—	(8)	(54)	(17)
Net income attributable to non-controlling interest, net of income taxes	(160)	(404)	(513)	(1,317)
Adjusted net income before income taxes	3,081	1,151	4,417	4,854
Income tax provision (1)	783	296	1,123	1,249
Adjusted Net Income	$2,298	$855	$3,294	$3,605

Adjusted Net Income Per Share:
Basic	$0.13	$0.05	$0.19	$0.22
Diluted	$0.12	$0.05	$0.18	$0.21

Weighted average shares outstanding:
Basic	18,028	16,299	17,559	16,139
Diluted	18,791	16,991	18,159	16,797
(1) Income tax provision for the three and nine months ended September 30, 2026 and 2025, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2026, and 2025, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2026	2025	2026	2025
Net loss	$(3,986)	$(5,498)	$(42,835)	$(5,000)
Income tax (benefit) provision	(1,914)	(1,060)	451	2,191
Interest expense, net	11,934	12,606	34,693	35,497
(Gain) loss on extinguishment of debt	—	(247)	—	1,205
Depreciation and amortization	4,861	4,646	14,340	13,619
Stock-based compensation	3,099	3,066	10,132	11,044
Transaction and business realignment costs	1,063	6,891	4,377	10,718
Impairment of intangible assets, goodwill and long-lived assets	8,100	3,098	43,331	4,598
Other (a)	(552)	(1,486)	(711)	(7,298)
Adjusted EBITDA	$22,605	$22,016	$63,778	$66,574
Political Adjusted EBITDA	(2,468)	(144)	(4,157)	(1,098)
Adjusted EBITDA (Excluding Political)	$20,137	$21,872	$59,621	$65,476
Political Adjusted EBITDA	2,468	144	4,157	1,098
Net cash paid for interest	(10,358)	(11,382)	(30,932)	(40,722)
Capital expenditures	(2,858)	(3,555)	(9,895)	(11,820)
Cash paid for taxes	(107)	(123)	(559)	(908)
Adjusted EBITDA Less Interest, Capex and Taxes	$9,282	$6,956	$22,392	$13,124
(a) Other includes net gain on sales and retirements of assets and other expense (income), net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2026 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Net (loss) income	$(4,750)	$2,957	$(41,806)	$(3,986)	$(47,585)
Income tax provision (benefit)	2,537	(15,672)	18,037	(1,914)	2,988
Interest expense, net	12,427	11,329	11,430	11,934	47,120
Depreciation and amortization	4,789	4,696	4,783	4,861	19,129
Stock-based compensation	2,732	3,731	3,302	3,099	12,864
Transaction and business realignment costs	932	1,141	2,173	1,063	5,309
Impairment of intangible assets, goodwill and long-lived assets	4,313	8,588	26,643	8,100	47,644
Other (a)	(1,447)	(389)	230	(552)	(2,158)
Adjusted EBITDA	$21,533	$16,381	$24,792	$22,605	$85,311
(a) Other includes net loss (gain) on sales and retirements of assets and other expense (income), net.

The following tables provide the calculation of Segment Profit for the three months ended September 30, 2026, and 2025 (in thousands). Segment Profit (Loss) represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended September 30, 2026
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$45,348	$17,071	$47,186	$1,343	$110,948
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	36,861	10,875	32,622	1,912	82,270
Segment Profit (Loss)	$8,487	$6,196	$14,564	$(569)	$28,678

	Three Months Ended September 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$40,228	$18,649	$46,997	$885	$106,759
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	31,590	12,442	33,633	1,093	78,758
Segment Profit (Loss)	$8,638	$6,207	$13,364	$(208)	$28,001

The following tables provide the calculation of Segment Profit (Loss) for the nine months ended September 30, 2026, and 2025 (in thousands). Segment Profit (Loss) represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Nine Months Ended September 30, 2026
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$131,833	$51,747	$132,344	$7,158	$323,082
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	104,947	33,196	96,353	7,861	242,357
Segment Profit (Loss)	$26,886	$18,551	$35,991	$(703)	$80,725

	Nine Months Ended September 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$119,517	$56,438	$137,581	$7,346	$320,882
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	92,082	37,812	100,583	6,926	237,403
Segment Profit	$27,435	$18,626	$36,998	$420	$83,479